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                                                                  Exhibit 99.2

                                 IDENTICATOR
                     1995 NONQUALIFIED STOCK OPTION PLAN

1.   PURPOSE OF PLAN.

     The purpose of the Plan is to assist the Company in retaining valued employees, consultants and directors by offering them a greater stake in the Company's success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Company and would contribute to its success.

2.   DEFINITIONS.

     (a)   "Board" means the Board of directors of the Company.
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     (b)   "Code" means the Internal Revenue Code of 1986 as amended.
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     (c)   "Committee" means the committee described in Paragraph 5.
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     (d)   "Company" means Identicator.
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     (e)   "Date of Grant" means the date on which an Option is granted.
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     (f)   "Fair Market Value" means on any given date the fair market value
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of Shares as determined by the Board in good faith.

     (g)   "Option" means any stock option granted under the Plan and described
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in Paragraph 3(a).

     (h)   "Optionee" means a person to whom an Option has been granted under
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the Plan, which Option has not been exercised and has not expired or terminated.

     (i)   "Plan" means the Identicator 1995 Stock Option Plan, as hereinafter
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amended from time to time.

     (j)   "Share" or "Shares" means a share or shares of Common Stock, $0.1 par
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value, of the Company.

3.   RIGHTS TO BE GRANTED.

     Rights that may be granted under the Plan are:

     (a) Nonqualified Options, which give the Optionee the right to purchase a specified number of Shares for a price as determined by the Board and set forth in an Option Agreement.
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4.   STOCK SUBJECT TO PLAN.

     The Shares delivered may, at the Company's option, be either treasury Shares or Shares originally issued for such purpose. If an Option terminates or expires without having been exercised in whole or in part, other Options may be granted covering the Shares as to which the Option was not exercised.

5.   ADMINISTRATION OF PLAN.

     (a) Until such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Committee shall be the Board.

     (b)   Authority.  Subject to the general purposes, terms, and conditions
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of the Plan, the Board shall have full power to implement and carry out the
Plan including, but not limited to, the following:

           (i) to select the persons to whom Options may from time to time be granted hereunder,

           (ii) to determine whether and to what extent Options are granted hereunder,

           (iii) to determine the number of Shares to be covered by each such Option granted hereunder,

           (iv)    to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Board shall determine in its sole discretion;

           (vi) to determine whether and under what circumstances an Option may be settled in cash instead of Shares;

           (vii) to determine the form of payment that will be acceptable consideration for exercise of an Option granted under the Plan; and

           (viii)  to reduce the exercise price of any Option.

     The Board shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or omission or reconcile any inconsistency in the Plan or any Option granted hereunder, and to make all other determinations necessary or advisable for the administration of the Plan.

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6.   GRANT OF RIGHTS.

     The Committee may grant Options to eligible employees of the Company, and to consultants to and officers and directors of the Company.

7.   ELIGIBILITY.

     Eligible individuals to whom Options may be granted shall be executive officers and other key employees of the Company, and consultants to and directors of the Company.

8.   OPTION AGREEMENTS AND TERMS.

     All options shall be evidenced by Option Agreements that shall be executed on behalf of the Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Board consistent, however, with the following:

     (a)   Time to Grant.  All Stock Options shall be granted within 10 years
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from the date of adoption of the Plan by the Board.

     (b)   Option Price.  The option price per Share to any Stock Option shall
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be determined by the Board but shall not be less than 100% of the Fair Market
Value of such Share on the Date of Grant.

     (c)   Restrictions on Transferability.  No Option shall be transferable
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otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or her. Upon the death of the an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options only in accordance with the provisions of Paragraph 8(g).

     (d)   Payment Upon Exercise of Options.  Full payment for Shares purchased
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upon the exercise of an Option shall be made in cash or, at the election of the Optionee and as the Board may, in its sole discretion, approve, by promissory note(s) secured by common shares.

     (e)   Issuance of Certificate Upon Exercise of Options; Payment of Cash.
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Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Subject to Paragraph 8(k), upon payment of the option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Company; provided, however, that if the Optionee is an employee of the
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Company, the Optionee has remitted to the Company an amount, determined by the
Company, necessary to satisfy applicable federal, state or local tax

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withholding requirements, or made other arrangements with the Company for the satisfaction of such tax withholding requirements. The Company shall not be obligated to deliver any certificates for Shares until there has been compliance with such laws or regulations as it may deem applicable. The Company shall use its best efforts to effect such compliance.

     (f)   Stock Withholding to Satisfy Withholding Tax Obligations.  When an
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Optionee incurs a tax liability in connection with the exercise or vesting of any Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by Optionee to have Shares withheld for his purpose shall be made in writing in a form acceptable to the BOARD and shall be subject to the following restrictions:

           (i)    the election must be made on or prior to the applicable Tax
Date;

           (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made; and

           (iii) all elections shall be subject to the consent or disapproval of the Board.

     (g)   Periods of Exercise of Options
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           (i)    An Option shall be exercisable in whole or in part at such time as may be determined by the Board and stated in the Option Agreement; provided however, that no Option shall be exercisable after ten years from the
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Date of Grant.

           (ii) In the event that an Optionee ceases employment with the Company for any reason other than death, any Option held by such Optionee shall not be exercisable for a period ending more than three months following the date the Optionee ceases employment with the Company as set forth in the Option Agreement; provided however, that if such cessation of employment with
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the Company is due to the disability (as determined by the Board) of the
Optionee, he or she shall have the right to exercise his or her Options to the extent determined by the Board in its discretion and set forth in the Option agreement for a period ending not more than one year following such cessation, even if the date of exercise is within any time period prescribed by the Plan or an Option agreement prior to which such Option shall be exercisable.

           (iii) In the event that an Optionee ceases employment with the Company by reason of his or her death, any Option held at death by such Optionee shall not be

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exercisable after more than one year from the date of death as set forth in the Option agreement; provided, however, that in such event, the person to whom
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the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the decedent's Options to the extent determined by the BOARD in its discretion and set forth in the Option agreement, even if the date of exercise is within any time period prescribed by the Plan or an Option agreement prior to which such Option shall not be exercisable.

     (h)   Date of Exercise.  The date of exercise of an Option shall be the
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date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first-class postage prepaid, provided, however, that the Company shall
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not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must specify the Stock Option being exercised.

     (i)   Leave of Absence.  The employment relationship shall not be
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considered interrupted (1) in the case of sick leave, military leave or any other leave of absence approved by the Board so long as the actual period of any such leave does not exceed the period approved by the Company.

     (j)   Multiple Grants of NonQualified Options.  The grant, exercise,
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termination or expiration of any Stock Option shall have no effect upon any other Stock Option held by the same Optionee.

     (k)   Restrictions on Transfer.  Unless and until Shares issued upon the
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exercise of Options are not subject to any restrictions on the sale or other transfer thereof pursuant to agreement or otherwise, certificates for such Shares shall be held by the Company for the account of the person to whom such Shares have been issued, and certificates for such Shares shall be delivered to such person only upon receipt by the Company of evidence reasonably satisfactory to it that any such restrictions have expired and are of no force or effect or that any contemplated sale or other transfer of such Shares shall comply with all applicable restrictions. Certificates for the Shares will bear the following legend:

     "The shares represented by this certificate have not been registered under the securities act of 1933 or any applicable state blue sky laws and are subject to additional restrictions on transfer pursuant to agreement between the company and the holder hereof. Accordingly, these shares may not be sold or otherwise transferred except upon receipt by the company of evidence reasonably satisfactory to it that such transaction is in compliance with all such restrictions."

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9.   RIGHTS AS SHAREHOLDERS.

     An Optionee shall not have any right as a shareholder with respect to any Shares subject to his or her Options until the date of the issuance of a stock certificate to him or her for such Shares.

10.  CHANGES IN CAPITALIZATION.

     In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance or rights, or other similar corporate change, the Board shall make full anti-dilution adjustments in the aggregate number of Shares that may be covered by Options issued pursuant to the Plan, the number of Shares subject to, and the option price of, each then outstanding Option.

11.  MERGER, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS.

     If, during the term of any option, the Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Company, the Company may choose to take no action with regard to the options outstanding or, notwithstanding any other provision of the Plan, to take any of the following courses of action (unless otherwise provided in any option agreement):

     (a) Not less than 30 days nor more than 60 days prior to any such transaction, all Optionees shall be notified that their Options shall expire on the 15th day after the date of such notice in which event all Optionees shall have the right to exercise any or all of their Options prior to such new expiration date; or

     (b) The Company shall provide in any agreement with respect to any such merger consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which:

           (i) the excess of the fair market Value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, shall be as nearly equal to, but not greater than, the excess of the Fair Market Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition; and

           (ii) on a share-by-share basis, the ratio of the option price to the fair market value of the shares of the surviving, new, or acquiring corporation immediately after such merger, consolidation, combination or acquisition is nor more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the Shares immediately before such merger, consolidation, combination or acquisition; or

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     (c)   The Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of Options granted to them under the Plan.

12.  AMENDMENTS.

     The Plan may be amended by the Board, but no outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

13.  SECURITIES LAW.

     The Board shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

14.  EFFECTIVE DATE AND TERM OF PLAN.

     The Plan shall become effective on August 3, 1995, the date on which the Plan is adopted by the Board, and shall expire on the tenth anniversary of the Board adoption, unless sooner terminated by the Board.

15.  GENERAL.

     Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Board may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of California Law and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Certificate of Incorporation of the Company, as amended from time to time. Among other things, the Optionee may be required to deliver an investment representation to the Company in connection with any exercise of such Option or to agree to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

16.  BUYOUT PROVISIONS.

     The Board may at any time offer to buy out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time such offer is made.

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17.  EMPLOYMENT RELATIONSHIP.

     Nothing in the Plan or any award made thereunder shall interfere with or limit in any way the right of the Company to terminate any Optionee's employment or consulting relationship at any time, with or without cause, nor confer upon any Optionee any right to continue in the employ or service of the Company.

18.  NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan by the Board, nor any provision of the Plan shall be construed as creating any limitation on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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